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                                                                    Exhibit 15-B



Board of Directors
National Steel Corporation

We are aware of the incorporation by reference in the following Registration
Statements:

     Form S-8, No. 33-51991, pertaining to the 1994 and 1995 Stock Grants to
      Union Employees,
     Form S-8, No. 33-51081, pertaining to the 1993 National Steel Corporation
      Long-Term Incentive Plan,
     Form S-8, No. 33-51083, pertaining to the 1993 National Steel Corporation
      Non-Employee Director's Stock Option Plan, and
     Form S-8, No. 33-61087, pertaining to the National Steel Retirement
      Savings Plan and National Steel Represented Employee Retirement Savings Plan,

of our report dated November 13, 1998 relating to the unaudited interim consolidated financial statements of National Steel Corporation and subsidiaries that are included in its Form 10-Q for the quarter ended September 30, 1998.


                                                 Ernst & Young LLP



Indianapolis, Indiana
November 13, 1998